UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 27, 2008

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Executive Officer.

On March 27, 2008, NCI Building Systems, Inc. (the “Company” or “NCI”) entered into an agreement (the “Agreement”) relating to the resignation of Kelly R. Ginn, Executive Vice President of Operations. Pursuant to the Agreement, Mr. Ginn resigned from all positions as an officer and employee of the Company and its subsidiaries effective March 31, 2008 and will serve as a consultant to the Company through March 31, 2009.

The terms of the Agreement between the Company and Mr. Ginn, a copy of which is being filed as Exhibit 10.1 to this Report, are hereby incorporated by reference in their entirety.

(c) Appointment of Executive Officers.

Effective March 31, 2008, Mark W. Dobbins, President of the Company’s Engineered Buildings Systems Division, succeeded Mr. Ginn as the Company’s Executive Vice President of Operations. Mr. Dobbins, age 49, served as President of the Engineered Building Systems Division since September 2006. Mr. Dobbins served as Vice President, Operations of the Metal Components Division from October 2000 until September 2006. Mr. Dobbins served as President of the American Building Components Division from January 2000 until October 2000. During 1999, he served as the Senior General Manager of Manufacturing of the Metal Components Division. Before joining NCI in 1998, Mr. Dobbins was employed by MBCI for over 10 years. Mr. Dobbins has over 18 years of experience in the metal components industry.

Item 8.01	Other Events.

The Company promoted Bradley D. Robeson to the office of President of the Engineered Buildings Systems Division and John L. Kuzdal to the office of President of the Metal Coil Coating Division.

A copy of the press release announcing the new roles of Messrs. Ginn, Dobbins, Robeson, and Kuzdal is filed as Exhibit 99.1 to this Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Agreement dated March 27, 2008, between NCI Building Systems, Inc. and Kelly R. Ginn.

99.1	Press Release dated March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Todd R. Moore
Todd R. Moore
Executive Vice President, General Counsel and Secretary

Dated: April 2, 2008